UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 31, 2014, CIRCOR International, Inc. (the "Company") entered into a new five year unsecured Credit Agreement (the "New Credit Agreement"), dated as of July 31, 2014, among the Company, as borrower, certain subsidiaries of the Company, as guarantors (the "Subsidiary Guarantors"), the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as administrative agent, swing line lender and a letter of credit issuer. The New Credit Agreement provides for a $400 million revolving line of credit. The New Credit Agreement includes a $200 million accordion feature for a maximum facility size of $600 million. The New Credit Agreement also allows for additional indebtedness not to exceed $110 million. The Company may repay any borrowings under the New Credit Agreement at any time, subject to certain limited and customary restrictions stated in the New Credit Agreement.

The New Credit Agreement replaced and terminated the Company’s prior Credit Agreement, dated as of May 2, 2011 (the “Prior Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto and SunTrust Bank, as administrative agent, swing line lender and a letter of credit issuer. The Prior Credit Agreement, under which the Company had approximately $36 million outstanding, was terminated, as of July 31, 2014, and replaced by the New Credit Agreement. As of the date of filing, the Company had $36 million outstanding under the New Credit Agreement.

The borrowings under the accordion feature bear interest and fees as set forth in the New Credit Agreement. The New Credit Agreement contains customary representations and warranties of the Company for the benefit of the Lenders. Pursuant to the New Credit Agreement, the Company must comply with various financial and non-financial covenants. The financial covenants include a minimum interest coverage ratio and a maximum leverage ratio. The primary non-financial covenants include, but are not limited to, restrictions on the Company’s ability to conduct certain mergers or acquisitions, sell certain assets, incur certain future indebtedness or liens and make certain investments or loans. The New Credit Agreement also includes certain customary events of default, including, without limitation, payment defaults, representation or warranty inaccuracies, covenant violations, cross-defaults to other agreements evidencing indebtedness for borrowed money, invalidity of certain loan documents relating to the New Credit Agreement, certain judgments, bankruptcy and insolvency events and the occurrence of events constituting a Change of Control. The Lenders are entitled to accelerate repayment of the loans under the New Credit Agreement upon the occurrence, and in certain instances the continuance, of any events of default under the New Credit Agreement.

Each Subsidiary Guarantor absolutely and unconditionally guarantees all of the obligations under the New Credit Agreement.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement attached as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2014, which exhibit is incorporated herein by reference.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. In particular, certain Lenders or their affiliates were agents and/or lenders under the Prior Credit Agreement.

Item 1.02    Termination of a Material Definitive Agreement
See the disclosure under Item 1.01 above, which is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.
By press release dated August 1, 2014, the Company announced its financial results for the three months ended June 29, 2014. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 of Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.
In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, and adjusted earnings per share (EPS). Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. We also believe this free cash flow definition does not have any material limitations. EBIT (defined as net income plus interest expense, net, plus provision for income taxes), EBITDA (defined as net income plus interest expense, net, plus provision for income taxes, plus depreciation and amortization), adjusted operating income (defined as operating income, excluding the impact of restructuring related inventory, impairment and special charges/gains), adjusted net income (defined as net income, excluding the impact of restructuring related inventory, impairment and special charges/gains, net of tax) and adjusted EPS (defined as earnings per common share, excluding restructuring related inventory, impairment and special charges/gains, net of tax) are provided because management believes these measurements are useful for investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, and adjusted EPS are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, and adjusted EPS as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, adjusted operating income, adjusted net income, and adjusted EPS to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See the disclosure under Item 1.01 above, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release regarding Earnings, Dated August 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014                CIRCOR INTERNATIONAL, INC.

/s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer